Exhibit 99.1

Apollo Group, Inc. News Release

APOLLO GROUP, INC. REPORTS FISCAL 2007
SECOND QUARTER FINANCIAL RESULTS AND COMPLETION OF ITS RESTATEMENT
PROCESS
Strengthened Corporate Governance and Expanded Disclosure of Financial and Operating Metrics
     Phoenix, Arizona, May 21, 2007 — Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group” or the “Company”) today reported fiscal 2007 financial results for its second quarter ended February 28, 2007. In addition, the Company announced that it will be filing later today with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended August 31, 2006, as well as its Quarterly Reports on Form 10-Q for the quarters ended May 31, 2006, November 30, 2006 and February 28, 2007. With these filings, the Company will be current with the SEC on all required and delinquent periodic filings.
     These filings contain financial statements that were restated as a result of Apollo Group’s investigation into its past stock option practices, as well as other items. On June 23, 2006, the Company’s Board of Directors authorized a Special Committee to retain independent legal counsel, who in turn retained forensic accountants, to assist them in conducting an independent review of the Company’s historical practices related to stock option grants. On December 16, 2006, the Special Committee’s final factual findings were announced in a press release. In November 2006, with the assistance of outside legal counsel, the Company began its own in-depth internal review to ascertain the most likely measurement date of every stock option grant since its initial public offering (“IPO”). As a result of the restatement, for the fiscal years 1994 through 2005, the Company has recorded pre-tax non-cash compensation expense of $52.9 million.
     As previously announced, the Company’s continued listing on Nasdaq is subject to review by the Nasdaq Listing and Hearing Review Council. The Company believes, based upon the filings that will be made later today with the SEC and additional information previously submitted to the Listing Council, that it will regain compliance with the requirements for continued listing on Nasdaq.
     “From a governance standpoint, Apollo is now a much stronger company, and we are confident in our procedures going forward,” said Brian Mueller, president of Apollo Group, Inc. “We have significantly strengthened the governance and internal controls of the Company, including the implementation of a new process for granting stock options, the addition of two new independent members of the Board of Directors, a new Chairperson of the Audit Committee, and a new Compensation Committee. With the investigation and restatement behind us, our energies are solely focused on creating long-term shareholder value.”
     Based on the independent review conducted by the Special Committee as well as Apollo Group’s internal review, the Company determined that 57 of the 100 total grants made during the period from 1994 through September 2006 used incorrect measurement dates for accounting purposes. The Special Committee also found no direct evidence that the grant date for any of the large management grants was selected with the benefit of hindsight.
     The Company also identified four material weaknesses in internal controls over financial reporting, which it believes it has made significant progress in remediating as of February 28, 2007. The material weaknesses related to ineffective internal control over financial reporting include:

1.	The granting of stock options and the related recording and disclosure of share based compensation expense;

2.	The recording of allowance for doubtful accounts;

3.	The recording of impairments for goodwill; and

4.	The deduction of certain compensation expenses under the Internal Revenue Code.
     The Company had four primary adjustments to its financial statements:
1.	A cumulative pre-tax non-cash compensation expense of $52.9 million covering the period of 1994 through 2005;

2.	An accrual of $42.8 million, as of February 2007, for its best estimate with respect to potential tax liabilities, including interest and penalties, under IRS code 162(m);

3.	An increase in the allowance for doubtful accounts of $38 million, $24 million of which relates to years prior to fiscal 2006;

4.	A goodwill impairment charge of $20.2 million (non-cash) related to the Company’s September 1997 acquisition of the College for Financial Planning (“CFP”).
     The financial impact of the adjustments for fiscal 2006 and the first quarter of 2007 is summarized in the table below.
Apollo Group, Inc.
Selected Financial Information

	As Previously	Final
	Announced	Results	Variance	% change
	(in millions except per share data)
Fiscal Year 2006:
Revenues	$2,476.3	$2,477.5	$1.2	0.0%
Income from operations	697.3	650.0	(47.3)	-6.8%
Income from operations margin %	28.2%	26.2%	(2.0) pts	N/A
Diluted EPS	$2.49	$2.35	($0.14)	-5.6%

First Quarter of 2007:
Revenues	$668.2	$667.8	($0.4)	-0.1%
Income from operations	183.7	180.0	(3.7)	-2.0%
Income from operations margin %	27.5%	27.0%	(0.5) pts	N/A
Diluted EPS	$0.66	$0.65	($0.01)	-1.5%
     Second Quarter Fiscal 2007 Results of Operations
     Net income was $60.3 million, or $0.35 per diluted share (174.6 million weighted average diluted shares outstanding), compared to $79.1 million, or $0.45 per diluted share (175.4 million weighted average diluted shares outstanding) for the three months ended February 28, 2007 and 2006, respectively. Before giving effect to share based compensation expense and other unusual pre-tax charges of $5.7 million and $26.0 million in the second quarter of fiscal 2007 and fiscal 2006, respectively, earnings per diluted share were $0.44 in the second quarter of 2007, as compared to $0.57 in the second quarter of 2006. (See the reconciliation of Generally Accepted Accounting Principles (“GAAP”) financial information to non-GAAP financial information in the tables section of this press release.)
     Consolidated revenues for the three months ended February 28, 2007, totaled $608.7 million, which represents a 6.7% increase over the second quarter of fiscal 2006. Total degreed enrollments grew by 10.2%. The University of Phoenix, Inc. (“UPX”) accounted for 92.9% of total tuition and other revenues, net.

     Commenting on the quarter, Mueller said, “We are pleased with the progress we have made in enrollment growth which is driven by productivity improvements in advertising, new enrollment hires, enhanced retention strategies and our branding campaign. New Degreed Enrollments, which we are reporting for the first time, increased 24% year-over-year. The increase in enrollment growth drove revenue growth as well, despite the continued impact of the mix shift to our lower priced Axia program, as well as additional holiday breaks in 2007 versus 2006. In May, we instituted a price increase at Axia which should further benefit revenue growth going forward.”
     Mueller continued, “We have refined, with the support of our Board of Directors, a long-term strategic plan to best ensure the effective deployment of our resources and capital. Our goal over time is to generate mid-to-high single-digit annual domestic revenue growth and low double-digit annual operation income and free-cash flow growth.”
     Instructional costs and services increased by $33.8 million to $296.4 million, a 12.9% increase, in the three months ended February 28, 2007, as compared to the three months ended February 28, 2006, primarily resulting from increases in employee-related expenses due to the higher enrollment numbers, and wage adjustments instituted in December 2005 that increased pay principally to entry-level employees.
     Selling and promotional expenses increased by $42.7 million to $166.9 million, a 34.4% increase, in the three months ended February 28, 2007, from the three months ended February 28, 2006, primarily resulting from increases in the number of enrollment counselors and an increase in advertising expenditures for both the Company’s internet-based advertising campaign as well as the launch of a national televised branding campaign.
     General and administrative expenses decreased by $5.4 million to $53.6 million, a 9.2% decline, in the three months ended February 28, 2007, from the three months ended February 28, 2006. Before giving effect to stock option modifications of $12.1 million in the second quarter of fiscal 2007, as well as the unusual charges discussed above of $5.7 million and $26.0 million in the second quarter of fiscal 2007 and fiscal 2006, respectively, general and administrative expenses were $35.8 million and $33.0 million in the three months ended February 28, 2007 and 2006, respectively, which represents approximately 5.9% of revenues in both periods.
     Six Months of Fiscal 2007 Results of Operations
     Net income attributed to Apollo Group common stock was $174.2 million, or $1.00 per diluted share, (174.5 million weighted average diluted shares outstanding), compared to $207.7 million, or $1.17 per diluted share, (178.1 million weighted average diluted shares outstanding) for the six months ended February 28, 2007 and 2006, respectively.
     Total consolidated revenues for Apollo Group for the six months ended February 28, 2007 were $1.3 billion, a 6.4% increase over the six months of fiscal 2006. Average quarterly degree enrollments grew by 9.3%. UPX accounted for 91.9% of total tuition and other revenues, net.
     Expanded Disclosure of Financial and Operating Metrics
     Apollo Group has expanded the financial data and operating metrics that it will be reporting on a quarterly basis, and has provided this historical information in the table below. The Company has broken out Degree Seeking Revenues, Single Course/Continuing Ed Revenues, and Other Revenues. Furthermore, the Company has provided Revenue by Degree Type, and New Degreed Enrollments.

Selected Financial Data and Operating Metrics

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$620,373	$559,824	$634,288	$613,329	$655,018	$602,256
Less: Discounts	(29,409)	(25,854)	(22,201)	(27,917)	(25,108)	(28,325)

Degree Seeking Net Revenues (1)	590,964	533,970	612,087	585,412	629,910	573,931
Single Course/Continuing Ed Revenues (1)	3,684	3,993	6,826	7,660	5,010	5,352
Other (2)	34,025	32,587	34,484	31,841	32,866	29,410

	$628,673	$570,550	$653,397	$624,913	$667,786	$608,693

Revenue by Degree Type (in thousands) (1)
Associates	$73,226	$84,498	$99,050	$108,694	$124,527	$130,016
Bachelors	366,926	315,330	357,111	336,720	347,086	311,301
Masters	171,720	151,312	167,675	156,312	171,524	149,139
Doctoral	8,501	8,684	10,452	11,603	11,881	11,800
Less: Discounts	(29,409)	(25,854)	(22,201)	(27,917)	(25,108)	(28,325)

	$590,964	$533,970	$612,087	$585,412	$629,910	$573,931

Degreed Enrollment (1) (3)
Associates	49,000	54,900	63,600	74,000	83,000	88,300
Bachelors	149,200	145,500	145,200	140,700	139,900	139,300
Masters	68,000	66,700	64,500	63,400	64,400	66,100
Doctoral	3,200	3,700	3,900	4,200	4,500	4,700

	269,400	270,800	277,200	282,300	291,800	298,400

Degree Seeking Gross Revenues per Degreed Enrollment
Associates	$1,494	$1,539	$1,557	$1,469	$1,500	$1,472
Bachelors	2,459	2,167	2,459	2,393	2,481	2,235
Masters	2,525	2,269	2,600	2,465	2,663	2,256
Doctoral	2,657	2,347	2,680	2,763	2,640	2,511
All degrees (after discounts)	2,194	1,972	2,208	2,074	2,159	1,923

New Degreed Enrollments (1)(4)
Associates	18,000	18,800	21,500	26,800	31,200	28,400
Bachelors	18,700	19,500	20,500	21,700	20,700	20,900
Masters	9,200	8,700	9,000	10,100	9,400	9,000
Doctoral	400	600	500	700	700	600

	46,300	47,600	51,500	59,300	62,000	58,900

(1)	Represents information for UPX and Axia College only.

(2)	Represents revenues from IPD, CFP, WIU (excluding Axia college which is included in (1) ), Insight Schools and other.

(3)	Represents individual students enrolled in our degree seeking programs that attended a course during the quarter and did not graduate as of the end of the quarter (includes Axia students enrolled in WIU or UPX) (rounded to hundreds).

(4)	Represents individual students enrolled in our degree seeking programs that attended a course during the quarter but did not attend a course in the last 12 months (includes Axia students enrolled in WIU or UPX) (rounded to hundreds).
     Conference Call Information
     The Company will hold a conference call to discuss these earnings results as well as its long-term strategic plan at 8:30 AM Eastern, 5:30 AM Pacific, tomorrow, Tuesday, May 22, 2007. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 9860734. A live webcast of this event may be accessed by visiting the Company’s website at: www.apollogrp.edu. A replay of the call will be available on the website or at (706) 645-9291 (conf. ID # 9860734) until June 5, 2007.
     Forward-Looking Safe Harbor
Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, and overall future prospects, as well as statements regarding the future effect of Apollo Group’s restatement of historical financial statements, the anticipated amount of additional expenses and related matters, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.

     About Apollo Group, Inc.
     Apollo Group, Inc. has been an education provider for more than 30 years, operating the University of Phoenix, the Institute for Professional Development, the College for Financial Planning, Western International University and Insight Schools. The Company offers innovative and distinctive educational programs and services from high school through college level at 263 locations in 39 states, Puerto Rico, Alberta, British Columbia, the Netherlands, and Mexico, as well as online, throughout the world.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
-Tables to Follow-
APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months		For the Six Months
	Ended February 28,		Ended February 28,
	2007	2006	2007	2006
(in thousands, except per share amounts)		Restated		Restated
Revenues:
Tuition and other, net	$608,693	$570,550	$1,276,479	$1,199,223

Costs and expenses:
Instructional costs and services	296,360	262,634	592,334	527,742
Selling and promotional	166,940	124,246	322,375	252,218
General and administrative	53,593	58,967	89,989	86,296

Total costs and expenses	516,893	445,847	1,004,698	866,256

Income from operations	91,800	124,703	271,781	332,967
Interest income and other, net	6,978	3,526	13,410	7,984

Income before income taxes	98,778	128,229	285,191	340,951
Provision for income taxes	38,440	49,140	110,979	133,282

Net income	$60,338	$79,089	$174,212	$207,669

Earnings per share attributed to Apollo Group Class A common stock:

Basic income per share	$0.35	$0.46	$1.01	$1.18

Diluted income per share	$0.35	$0.45	$1.00	$1.17

Basic weighted average shares outstanding	173,185	173,496	173,153	175,800

Diluted weighted average shares outstanding	174,624	175,435	174,543	178,094

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
(in thousands)	February 28, 2007	August 31, 2006

Assets:
Current assets
Cash and cash equivalents	$424,088	$309,058
Restricted cash	281,838	238,267
Marketable securities, current portion	30,138	45,978
Accounts receivable, net	195,795	160,583
Deferred tax assets, net, current portion	42,316	32,622
Other current assets	18,500	16,424

Total current assets	992,675	802,932
Property and equipment, net	343,579	328,440
Marketable securities, less current portion	45,053	53,692
Goodwill, net	31,029	16,891
Deferred tax assets, net, less current portion	66,014	53,131
Other assets (includes receivable from related party of $16,237 and $15,758 as of 2007 and 2006, respectively)	27,502	27,919

Total assets	$1,505,852	$1,283,005

Liabilities and Shareholders’ Equity:
Current liabilities
Accounts payable	$39,147	$61,289
Accrued liabilities	105,746	73,513
Current portion of long-term liabilities	21,290	23,101
Income taxes payable	33,637	47,812
Student deposits	278,959	254,130
Current portion of deferred revenue	146,201	135,911

Total current liabilities	624,980	595,756
Deferred revenue, less current portion	588	384
Long-term liabilities, less current portion	76,630	82,492

Total liabilities	702,198	678,632

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Apollo Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,004,000 issued at February 28, 2007 and August 31, 2006, and 172,707,000 and 172,555,000 outstanding at February 28, 2007 and August 31, 2006, respectively	103	103
Apollo Group Class B voting common stock, no par value, 3,000,000 shares authorized; 475,000 issued and outstanding at February 28, 2007 and August 31, 2006	1	1
Additional paid-in capital	—	—
Apollo Group Class A treasury stock, at cost, 15,297,000 and 15,449,000 shares at February 28, 2007 and August 31, 2006, respectively	(1,043,682)	(1,054,046)
Retained earnings	1,848,008	1,659,349
Accumulated other comprehensive loss	(776)	(1,034)

Total shareholders’ equity	803,654	604,373

Total liabilities and shareholders’ equity	$1,505,852	$1,283,005

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended Feb 28,
	2007	2006
(in thousands)		Restated
Cash flows provided by operating activities:
Net income	$174,212	$207,669
Adjustments to reconcile net income to net cash provided by operating activities:
Share based compensation	31,879	11,267
Excess tax benefits from share based compensation	(1,064)	(12,853)
Depreciation and amortization	34,789	32,506
Amortization of marketable securities discounts and premium, net	109	673
Provision for uncollectible accounts receivable	52,635	47,751
Deferred income taxes	(22,577)	(6,614)
Changes in assets and liabilities:
Accounts receivable, net	(87,847)	(38,517)
Other assets	(2,275)	3,406
Accounts payable and accrued liabilities	(5,312)	(11,847)
Income taxes payable	(13,898)	13,848
Student deposits	24,829	9,067
Deferred revenue	10,494	(8,685)
Other liabilities	(2,227)	4,748

Net cash provided by operating activities	193,747	252,419

Cash flows (used in) provided by investing activities:
Additions to property and equipment	(26,828)	(15,308)
Purchase of land and buildings related to new headquarters building	(23,385)	(14,761)
Purchase of Insight Schools, net of cash	(15,079)	—
Purchase of marketable securities including auction rate securities	(545,475)	(647,820)
Maturities of marketable securities including auction rate securities	571,816	782,084
(Decrease) increase in restricted cash	(45,542)	4,957
Purchase of other assets	—	(721)

Net cash (used in) provided by investing activities	(84,493)	108,431

Cash flows provided by (used in) financing activities:
Repurchase of Apollo Group Class A common stock	—	(510,882)
Issuance of Apollo Group Class A common stock	4,454	19,119
Cash paid for cancellation of vested options	—	(6,330)
Excess tax benefits from share based compensation	1,064	12,853

Net cash provided by (used in) used in financing activities	5,518	(485,240)

Currency translation gain (loss)	258	(296)

Net increase (decrease) in cash and cash equivalents	115,030	(124,686)
Cash and cash equivalents, beginning of period	309,058	137,184

Cash and cash equivalents, end of period	$424,088	$12,498

Supplemental disclosure of non-cash investing activities
Credits received for tenant improvements	$2,368	$10,777
Purchases of property and equipment included in accounts payable	$3,168	$15,510

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUPPLEMENTAL OPERATING EXPENSE DETAIL
(unaudited)

Instructional Costs and Services Detail			% of Revenues
	For the Three Months		For the Three Months
	Ended February 28,		Ended February 28,		% Change
	2007	2006	2007	2006	2007 vs. 2006
(in millions)		Restated		Restated
Employee compensation and related expenses	$108.4	$91.4	17.8%	16.0%	18.6%
Faculty compensation	53.5	49.1	8.8%	8.6%	9.0%
Classroom lease expenses and depreciation	49.6	46.7	8.1%	8.2%	6.2%
Other instructional costs and services	40.3	37.2	6.6%	6.5%	8.3%
Bad debt expense	26.2	23.7	4.3%	4.2%	10.5%
Financial aid processing costs	14.4	12.6	2.4%	2.2%	14.3%
Share based compensation	4.0	1.9	0.7%	0.3%	110.5%

Instructional costs and services	$296.4	$262.6	48.7%	46.0%	12.9%

Selling and Promotional Expense Detail			% of Revenues
	For the Three Months		For the Three Months
	Ended February 28,		Ended February 28,		% Change
	2007	2006	2007	2006	2007 vs. 2006
(in millions)		Restated		Restated
Enrollment advisors’ compensation and related expenses	$79.2	$62.7	13.0%	11.0%	26.3%
Advertising	72.2	49.4	11.9%	8.7%	46.2%
Other selling and promotional expenses	14.5	11.9	2.4%	2.1%	21.8%
Share based compensation	1.0	0.2	0.1%	0.0%	400.0%

Selling and promotional expenses	$166.9	$124.2	27.4%	21.8%	34.4%

General and Administrative Expense Detail			% of Revenues
	For the Three Months		For the Three Months
	Ended February 28,		Ended February 28,		% Change
	2007	2006	2007	2006	2007 vs. 2006
(in millions)		Restated		Restated
Employee compensation and related expenses	$13.3	$38.8	2.2%	6.8%	-65.7%
Share based compensation	16.8	5.0	2.8%	0.9%	236.0%
Legal, audit, and corporate insurance	4.6	3.2	0.7%	0.5%	43.8%
Administrative space and depreciation	6.6	5.3	1.1%	0.9%	24.5%
Other general and administrative expenses	12.3	6.7	2.0%	1.2%	83.6%

General and administrative expenses	$53.6	$59.0	8.8%	10.3%	-9.2%

Instructional Costs and Services Detail			% of Revenues
	For the Six Months		For the Six Months
	Ended February 28,		Ended February 28,		% Change
	2007	2006	2007	2006	2007 vs. 2006
(in millions)		Restated		Restated
Employee compensation and related expenses	$214.9	$180.9	16.8%	15.1%	18.8%
Faculty compensation	111.0	102.4	8.7%	8.5%	8.4%
Classroom lease expenses and depreciation	99.3	93.5	7.8%	7.8%	6.2%
Other instructional costs and services	80.7	73.7	6.3%	6.1%	9.5%
Bad debt expense	49.3	47.8	3.9%	4.0%	3.1%
Financial aid processing costs	29.2	25.5	2.3%	2.1%	14.5%
Share based compensation	7.9	3.9	0.6%	0.3%	102.6%

Instructional costs and services	$592.3	$527.7	46.4%	44.0%	12.2%

Selling and Promotional Expense Detail			% of Revenues
	For the Six Months		For the Six Months
	Ended February 28,		Ended February 28,		% Change
	2007	2006	2007	2006	2007 vs. 2006
(in millions)		Restated		Restated
Enrollment advisors’ compensation and related expenses	$154.9	$119.5	12.1%	10.0%	29.6%
Advertising	137.5	105.9	10.8%	8.8%	29.8%
Other selling and promotional expenses	27.9	26.2	2.2%	2.2%	6.5%
Share based compensation	2.1	0.6	0.1%	0.0%	250.0%

Selling and promotional expenses	$322.4	$252.2	25.2%	21.0%	27.8%

General and Administrative Expense Detail			% of Revenues
	For the Six Months		For the Six Months
	Ended February 28,		Ended February 28,		% Change
	2007	2006	2007	2006	2007 vs. 2006
(in millions)		Restated		Restated
Employee compensation and related expenses	$26.0	$49.8	2.0%	4.1%	-47.8%
Share based compensation	22.0	6.7	1.7%	0.6%	228.4%
Legal, audit, and corporate insurance	9.0	5.6	0.7%	0.5%	60.7%
Administrative space and depreciation	13.0	10.9	1.0%	0.9%	19.3%
Other general and administrative expenses	20.0	13.3	1.6%	1.1%	50.4%

General and administrative expenses	$90.0	$86.3	7.1%	7.2%	4.3%

Reconciliation of GAAP financial information to non-GAAP financial information

	For the Three Months
	Ended February 28,
	2007	2006
(in millions, except per share amounts)		Restated
Net income as reported	$60.3	$79.1

Reconciling items:
Share based compensation expense	21.7	7.1
Unusual charges (1)	5.7	26.0

	27.4	33.1
Less tax effects	(10.7)	(12.7)

	16.7	20.4

Net income adjusted to exclude share based compensation expense and unusual charges	$77.0	$99.5

Diluted weighted average shares outstanding	174.6	175.4

Diluted income per share adjusted to exclude share based compensation expense and unusual charges	$0.44	$0.57

(1)	The $5.7 million charge in fiscal 2007 represents professional fees related to the stock option investigation and restatement, as well as a non-cash fair value adjustment for stock options modified for former employees. The $26.0 million in 2006 represents severance charged in connection with the resignation of the Company’s former CEO.

Investor Relations Contact: Allyson Pooley ~ ICR ~ 310-954-1100 ~ apooley@icrinc.com
Company Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (480) 557-1719 ~ janess@apollogrp.edu
Press Contact: Sara Jones for Apollo Group, Inc. ~ (818) 326-1871 ~ sara@singersocal.com